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                                   EXHIBIT 24

                                Power of Attorney

         We the undersigned directors and officers of Power-One, Inc. hereby constitute and appoint Steven J. Goldman and Eddie K. Schnopp, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, that said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities and Exchange Act of 1934, as amended, any rules, regulations, and requirements of the SEC, in connection with this Report, including specifically, but not limited to, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments and supplements to this Report, and we hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

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
                     SIGNATURE                                              TITLE                                    DATE

               /s/ Steven J. Goldman                 Chairman of the Board and Chief Executive Officer
                (Steven J. Goldman)                  (Principal Executive Officer)                              April 3, 2000

                                                     Sr. Vice President, Finance, Chief Financial
                /s/ Eddie K. Schnopp                 Officer and Secretary (Principal Financial and
                 (Eddie K. Schnopp)                  Accounting Officer)                                        April 3, 2000


                /s/ Jon E. M. Jacoby                 Director                                                   April 3, 2000
                 (Jon E. M. Jacoby)


             /s/ Dr. Hanspeter Brandli               Director                                                   April 3, 2000
              (Dr. Hanspeter Brandli)

                  /s/ Jay Walters                    Director                                                   April 3, 2000
                   (Jay Walters)
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